File No. 333-167924
As filed with the Securities and Exchange Commission on July 27, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0138854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Charles N. Hazen
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With a copy to:

Judith D. Fryer, Esq.
Alice L. Connaughton, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public.  As soon as practicable after effectiveness of this registration statement.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b)  under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                               Accelerated filer ☐

Non-accelerated filer  (Do not check if smaller reporting company)   ☑           Smaller reporting company ☐

Deregistration of Shares

On June 30, 2012, the offering pursuant to the dividend reinvestment plan (the “Plan”) of Hines Real Estate Investment Trust, Inc. (the “Registrant”) covered by the registration statement on Form S-3D (File No. 333-167924, the “DRP Offering”) expired. Pursuant to the DRP Offering, the Registrant offered up to $150,000,000 in shares of common stock to be issued under the Plan. In accordance with the Registrant’s undertaking pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the registration statement for the DRP Offering to remove from registration all shares of its common stock that were registered but remained unsold at the expiration of the DRP Offering.

As of the expiration of the DRP Offering, the Registrant had sold $102.8 million in common shares pursuant to the DRP Offering. By filing this Post-Effective Amendment No. 1 to the registration statement for the DRP Offering, the Registrant removes from registration $47.2 million in common shares that were registered and remained unsold at the expiration of the DRP Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on July 27, 2012.

Hines Real Estate Investment Trust, Inc.

By: /s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines*	Chairman of the Board of Directors	July 27, 2012
Jeffrey C. Hines

/s/ Charles N. Hazen	President and Chief Executive Officer	July 27, 2012
Charles N. Hazen

/s/ Ryan T. Sims	Chief Financial Officer	July 27, 2012
Ryan T. Sims

/s/ J. Shea Morgenroth	Chief Accounting Officer	July 27, 2012
J. Shea Morgenroth

/s/ Charles M. Baughn*	Director	July 27, 2012
Charles M. Baughn

/s/ Lee A. Lahourcade	Director	July 27, 2012
Lee A. Lahourcade

/s/ Thomas A. Hassard*	Director	July 27, 2012
Thomas A. Hassard

/s/ C. Hastings Johnson*	Director	July 27, 2012
C. Hastings Johnson

/s/ Stanley D. Levy*	Director	July 27, 2012
Stanley D. Levy

/s/ Paul B. Murphy Jr.*	Director	July 27, 2012
Paul B. Murphy Jr.

    * Signed on behalf of the named individuals by Ryan T. Sims under power of attorney.